Exhibit (j)






                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 87 to the registration statement of Scudder International Fund, Inc. on Form N-1A ("Registration Statement") of our report dated October 19, 2001 relating to the financial statements and financial highlights which appear in the August 31, 2001 Annual Report to Shareholders of Scudder International Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Auditors" in such Registration Statement.



/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
December 21, 2001